Fiscal 2021 Fourth Quarter and Full-Year Results MARCH 30, 2022

© Core & Main All Rights Reserved. Confidential and Proprietary Information. CAUTIONARY STATEMENTS 2 Cautionary Note Regarding Forward-Looking Statements This presentation and accompanying discussion may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, cash flows, prospects and growth strategies. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Factors that could cause actual results and outcomes to differ from those reflected in forward- looking statements include, without limitation: declines, volatility and cyclicality in the U.S. residential and non-residential construction markets; slowdowns in municipal infrastructure spending and delays in appropriations of federal funds; price fluctuations in our product costs, particularly with respect to the commodity-based products that we sell; our ability to manage our inventory effectively, including during periods of supply chain disruptions; our ability to obtain product; general business and economic conditions; risks involved with acquisitions and other strategic transactions, including our ability to identify, acquire, close or integrate acquisition targets successfully; the impact of seasonality and weather-related impacts, including natural disasters or similar extreme weather events; the fragmented and highly competitive markets in which we compete and consolidation within our industry; our ability to competitively bid for municipal and private contracts; the development of alternatives to distributors of our products in the supply chain; our ability to hire, engage and retain key personnel, including sales representatives, qualified branch, district and region managers and senior management; our ability to identify, develop and maintain relationships with a sufficient number of qualified suppliers and the potential that our exclusive or restrictive supplier distribution rights are terminated; the availability and cost of freight and energy, such as fuel; the ability of our customers to make payments on credit sales; changes in supplier rebates or other terms of our supplier agreements; our ability to identify and introduce new products and product lines effectively; the spread of, and response to, COVID-19, and the inability to predict the ultimate impact on us; costs and potential liabilities or obligations imposed by environmental, health and safety laws and requirements; regulatory change and the costs of compliance with regulation; exposure to product liability, construction defect and warranty claims and other litigation and legal proceedings; potential harm to our reputation; difficulties with or interruptions of our fabrication services; safety and labor risks associated with the distribution of our products as well as work stoppages and other disruptions due to labor disputes; impairment in the carrying value of goodwill, intangible assets or other long-lived assets; the domestic and international political environment with regard to trade relationships and tariffs, as well as difficulty sourcing products as a result of import constraints; our ability to operate our business consistently through highly dispersed locations across the United States; interruptions in the proper functioning of our information technology systems, including from cybersecurity threats; risks associated with raising capital; our ability to continue our customer relationships with short-term contracts; risks associated with exporting our products internationally; our ability to renew or replace our existing leases on favorable terms or at all; our ability to maintain effective internal controls over financial reporting and remediate any material weaknesses; our substantial indebtedness and the potential that we may incur additional indebtedness; the limitations and restrictions in the agreements governing our indebtedness, the Second Amended and Restated Agreement of Limited Partnership of Holdings and the Tax Receivable Agreements (each as defined herein);increases in interest rates and the impact of transitioning from LIBOR (as defined herein) as the benchmark rate in contracts; changes in our credit ratings and outlook; our ability to generate the significant amount of cash needed to service our indebtedness; our organizational structure, including our payment obligations under the Tax Receivable Agreements, which may be significant; our ability to sustain an active, liquid trading market for our Class A common stock; the significant influence that CD&R (as defined herein) has over us and potential conflicts between the interests of CD&R and other stockholders; and risks related to other factors described under “Risk Factors” in the prospectus (File No. 333-261978), dated January 5, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, which speak only as of the date of this presentation. Use of Non-GAAP Financial Measures In addition to providing results that are determined in accordance with U.S. GAAP, we present EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Net Debt Leverage, all of which are non-GAAP financial measures. These measures are not considered measures of financial performance or liquidity under GAAP and the items excluded therefrom are significant components in understanding and assessing our financial performance or liquidity. These measures should not be considered in isolation or as alternatives to GAAP measures such as net income or net income attributable to Core & Main, Inc., as applicable, cash provided by or used in operating, investing or financing activities, or other financial statement data presented in the financial statements as an indicator of our financial performance or liquidity. We use EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Net Debt Leverage to assess the operating results and effectiveness and efficiency of our business. We present these non-GAAP financial measures because we believe investors consider them to be important supplemental measures of performance, and we believe that these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Reconciliations of such non-GAAP measures to the most directly comparable GAAP measure and calculations of the non-GAAP measures are set forth in the appendix of this presentation. No reconciliation of the estimated range for Adjusted EBITDA for fiscal 2022 is included herein because we are unable to quantify certain amounts that would be required to be included in net income or net income attributable to Core & Main, Inc., as applicable, the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty to predict certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. In particular, the effects of acquisition expenses and other one-time charges cannot be reasonably predicted in light of the inherent difficulty in quantifying such items on a forward-looking basis. We expect the variability of these excluded items may have an unpredictable, and potentially significant, impact on our future GAAP results. Presentation of Financial Information The accompanying financial information presents the results of operations, financial position and cash flows of Core & Main, Inc. (“Core & Main” or the “Company”) and its subsidiaries, which includes the consolidated financial information of Holdings and its consolidated subsidiary, Core & Main LP, as the legal entity that conducts the operations of the Company. Core & Main is the primary beneficiary and general partner of Holdings and has decision making authority that significantly affects the economic performance of the entity. As a result, Core & Main consolidates the consolidated financial statements of Holdings. All intercompany balances and transactions have been eliminated in consolidation. The Company records non-controlling interests related to Partnership Interests (as defined in our Annual Report on Form 10-K) held by the Continuing Limited Partners (as defined in our Annual Report on Form 10-K) in Holdings. The Company’s fiscal year is a 52 or 53 week period ending on the Sunday nearest to January 31st. Quarters within the fiscal year include 13-week periods, unless a fiscal year includes a 53rd week, in which case the fourth quarter of the fiscal year will be a 14-week period. Both the three months ended January 30, 2022 and three months ended January 31, 2020 included 13 weeks, and both the fiscal year ended January 30, 2022 and the fiscal year ended January 31, 2020 included 52 weeks.

© Core & Main All Rights Reserved. Confidential and Proprietary Information. TODAY’S PRESENTERS 3 000 Steve LeClair Chief Executive Officer Mark Witkowski Chief Financial Officer Robyn Bradbury VP, Investor Relations and FP&A

© Core & Main All Rights Reserved. Confidential and Proprietary Information. BUSINESS UPDATE 4

© Core & Main All Rights Reserved. Confidential and Proprietary Information. EXECUTION HIGHLIGHTS 5 ✓ Achieved record performance in FY21, delivering on our pledge of dependable service to our customers and suppliers in challenging market conditions ✓ Net income of $79 million for Q4 2021 and $225 million for fiscal 2021 ✓ Delivered 50% net sales growth and 113% Adjusted EBITDA growth for Q4 2021 ✓ Delivered 37% net sales growth and 77% Adjusted EBITDA growth for fiscal 2021 ✓ Closed five acquisitions during the year and acquired Dodson Engineered Products, Inc. subsequent to year-end ✓ Demonstrated our commitment to above market growth and profitability improvements ✓ Entering fiscal 2022 with a strong team, positive market tailwinds and extraordinary momentum

© Core & Main All Rights Reserved. Confidential and Proprietary Information. 6 DEPENDABLE SERVICE TO OUR CUSTOMERS… …ONE JOB AT A TIME Ventnor Heights, New Jersey ▪ In February 2021, for four excruciating days, sewage poured into the streets and across the yards of Ventnor Heights, N.J., residents due to a major pipeline leak ▪ County engineers consulted Core & Main when they realized they had an unusual break. They needed product expertise and an innovative solution. Within two days, repairs were underway ▪ The project required engineered drawings, specialty fabricated fusible HDPE pipe and fittings, fusion equipment and fusion technicians, all supplied by Core & Main as a complete turn-key solution

© Core & Main All Rights Reserved. Confidential and Proprietary Information. 7 TOPICS OF INTEREST Topic Consideration 1 Product Availability Continued Access Despite Tight Supply Chains 2 Material Cost Inflation Continue to Pass Through Higher Selling Prices, Although Gross Margin Rates May Contract 3 4 5 6 Current Market Events Evaluating Potential Impacts From Current Events Infrastructure Bill Expected to Provide Favorable Tailwinds Capital Allocation Priorities Current Priority is Investment in Growth M&A Pipeline Strong Pipeline as Acquirer of Choice

© Core & Main All Rights Reserved. Confidential and Proprietary Information. FINANCIAL HIGHLIGHTS 8

© Core & Main All Rights Reserved. Confidential and Proprietary Information. $71 $151 Q4'20 Q4'21 $204 $327 Q4'20 Q4'21 $831 $1,246 Q4'20 Q4'21 Q4 2021 OPERATING RESULTS 9 Net Sales Gross Profit Adjusted Net Income(1) Adjusted EBITDA(1) (1) Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to the appendix of the presentation for a reconciliation to the nearest GAAP measure. +50% ($ in Millions) ($ in Millions) ($ in Millions)($ in Millions) % Margin(1) 8.5% 12.1%+360 bps % Margin 24.5% 26.2%+170 bps +113% +60% $1 $73 Q4'20 Q4'21

© Core & Main All Rights Reserved. Confidential and Proprietary Information. $342 $604 FY20 FY21 $878 $1,280 FY20 FY21 $3,642 $5,004 FY20 FY21 FISCAL 2021 OPERATING RESULTS 10 Net Sales Gross Profit Adjusted Net Income(1) Adjusted EBITDA(1) (1) Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Refer to the appendix of the presentation for a reconciliation to the nearest GAAP measure. +37% ($ in Millions) ($ in Millions) ($ in Millions)($ in Millions) % Margin(1) 9.4% 12.1%+270 bps % Margin 24.1% 25.6%+150 bps +77% +46% $43 FY20 FY21 $266 +519%

CASH FLOW & BALANCE SHEET HIGHLIGHTS

Operating Cash Flow

($ in Millions)

	FY20	FY21	Y-o-Y $
Adjusted EBITDA	$342	$604	$262
Investment in Operating Capital[1]	(15)	(478)	(463)
Cash Interest	(123)	(126)	(3)
Cash Taxes[2]	(8)	(55)	(47)
Other[3]	18	24	6
Operating Cash Flow[4]	$214	($31)	($245)

Net Debt & Net Debt Leverage[5]

($ in Millions)



$1,930
$1,492
Net Debt
Leverage(5)
5.6x
2.5x
FY20
FY21

(1) Represents the sum of receivables, net of allowances for credit losses, and inventories less accounts payable, each as of year-end.

(2) Represents our operating cash taxes paid to the IRS and other state & local taxing authorities. Does not include the portion of our tax obligation distributed to CD&R and its affiliates as a financing cash outflow.

(3) Represents operating cash flow generated from other operating assets and liabilities.

(4) Represents the cash flows (used in) provided by operating activities as presented in our consolidated statement of cash flows in our Annual Report on Form 10-K.

(5) Net Debt Leverage is a non-GAAP financial measures. Refer to the appendix of the presentation for a reconciliation to the nearest GAAP measure.

© Core & Main All Rights Reserved. Confidential and Proprietary Information.

11

© Core & Main All Rights Reserved. Confidential and Proprietary Information. FISCAL 2022 OUTLOOK 12 ▪ Demand remains positive across all end markets, sustaining growth against tough prior year comparisons ▪ Market demand, sustained pricing benefits, above-market growth initiatives and closed acquisitions expected to deliver high single to low double-digit sales growth ▪ Continued M&A activity with growing pipeline ▪ Modest Adjusted EBITDA margin decline reflecting lower gross margin rates, partially offset by SG&A benefit ▪ Adjusted EBITDA guidance of $595 to $635 million (only includes acquisitions that have closed) ▪ Interest expense of $58 to $60 million ▪ Effective tax rate of ~20% ▪ Operating cash flow as a percent of Adjusted EBITDA expected to be 85% to 100% Core & Main is strategically positioned for continued growth

© Core & Main All Rights Reserved. Confidential and Proprietary Information. APPENDIX 13

© Core & Main All Rights Reserved. Confidential and Proprietary Information. WHY CORE & MAIN 14

© Core & Main All Rights Reserved. Confidential and Proprietary Information. PRODUCT & SERVICE OFFERING 15

© Core & Main All Rights Reserved. Confidential and Proprietary Information. TRACK RECORD OF ACQUISITIONS 16 Organic Growth Why We Succeed Acquisition Focus Acquirer of Choice ✓ Reputation in the industry ✓ Entrepreneurial culture ✓ Investment in our people ✓ Consolidate existing market positions ✓ Expand geographic footprint ✓ Product line expansion ✓ Expansion of presence in underpenetrated product categories ✓ Key talent and capability enhancement ✓ Dedicated & highly experienced M&A team ✓ Robust target pipeline ✓ Significant synergy opportunities ✓ Diligence execution and integration Aug’17 Core & Main Separation Oct’17 Jun’18 Jul’18 Aug’18 Jan’19 Feb’19 Jul’19 Oct’19 Oct’19 Mar’20 Aug’20 Mar’21 Aug’21 Aug’21 Oct’21 Nov’21 Mar’22

© Core & Main All Rights Reserved. Confidential and Proprietary Information. TAX RECEIVABLE AGREEMENT CONSIDERATIONS 17 Organizational Structure Tax Receivable Agreements (“TRA”) ▪ Class A & Class B common stock have the same voting rights ▪ Public ownership = 24% of total shares of common stock ▪ Non-controlling interests (represented by Class B common stock ownership): – Reduces over time when partnership interests in Core & Main Holdings, LP are exchanged (together with the retirement of a corresponding number of shares of Class B common stock) for shares of Class A common stock, or if more shares of Class A common stock are issued – Non-controlling interests result in adjustments to net income and equity within the financial statements Total 246M Share Count (1) Based on estimates and assuming the full exchange of all outstanding partnership interests in Core & Main Holdings LP (together with the retirement of all shares of Class B common stock) into shares of Class A common stock as of January 30, 2022. This calculation reflects a $23.45 per share price, the closing stock price on January 28, 2022, and a 25.1% combined federal and state tax rate. Former Limited Partner TRA ▪ Relates to $104 million of tax benefits belonging to entities that merged with and into Core & Main, Inc. in connection with the reorganization transactions (mostly related to tax basis step-up generated from LBO in 2017) ▪ Core & Main will obtain the associated tax benefits, which will lower our future cash tax rate, and pay exchanging holders 85% of the amount of tax benefits expected to be utilized ▪ TRA liabilities are payable within 120 days after the filing of the first Core & Main, Inc. tax return. First payment is expected in 2023 and annually thereafter for at least 15 years ▪ TRA liability as of January 30, 2022: $92 million ▪ Relates to additional anticipated tax benefits totaling $653 million(1) as outstanding partnership interests in Core & Main Holdings LP are exchanged (together with the retirement of a corresponding number of shares of Class B common stock) for shares of Class A common stock, resulting in additional tax basis (estimate based on current tax rates and other factors) ▪ Estimated additional TRA liability of $555 million(1) ▪ Core & Main will obtain the associated tax benefits, which will lower our future cash tax rate, and pay exchanging holders 85% of the amount of tax benefits expected to be utilized ▪ TRA liability is only generated to the extent that associated tax savings are realized ▪ TRA liability as of January 30, 2022: $61 million (relates to tax benefits totaling $72 million) ▪ TRA liabilities are not considered a debt-like item due to the cash tax savings offset ▪ TRA payments will be made over the horizon that tax benefits are realized. This may be over 15 years from when exchanges occur ▪ Early terminations are possible in certain circumstances Continuing Limited Partner TRA Class B 78 million shares 32% of total shares of common stock 246M Shares Class A 168 million shares 68% of total shares of common stock

© Core & Main All Rights Reserved. Confidential and Proprietary Information. January 30, 2022 January 31, 2021 January 30, 2022 January 31, 2021 Net income attributable to Core & Main, Inc. $48 $166 Plus: net income attributable to non-controlling interests 31 59 Net income 79 $0 225 $37 Depreciation and amortization (1) 36 36 142 141 Provision for income taxes 17 (3) 51 9 Interest expense 13 35 98 139 EBITDA $145 $68 $516 $326 Loss on debt modification & extinguishment - - 51 - Equity-based compensation 3 1 25 4 Acquisition expenses (2) 1 2 7 12 Offering expenses (3) 2 - 5 - Adjusted EBITDA $151 $71 $604 $342 Adjusted EBITDA Margin: Net Sales $1,246 $831 $5,004 $3,642 Adjusted EBITDA / Net Sales 12.1% 8.5% 12.1% 9.4% Three Months Ended Fiscal Year Ended RECONCILIATION OF NON-GAAP MEASURES 18 Adjusted EBITDA & Adjusted EBITDA Margin (1) Includes depreciation of certain assets which are reflected in “cost of sales” in our Statement of Operations. (2) Represents expenses associated with acquisition activities, including transaction costs, post-acquisition employee retention bonuses, severance payments, expense recognition of purchase accounting fair value adjustments (excluding amortization) and contingent consideration adjustments. (3) Represents costs related to the IPO and Secondary Offering (each as defined in our Annual Report on Form 10-K) reflected in SG&A expenses in our Statement of Operations. ($ in Millions)

© Core & Main All Rights Reserved. Confidential and Proprietary Information. January 30, 2022 January 31, 2021 January 30, 2022 January 31, 2021 Net income attributable to Core & Main, Inc. $48 $166 Plus: net income attributable to non-controlling interests 31 59 Net income 79 $0 225 $37 Pro forma income tax provision adjustment (1) (10) - (29) (7) Tax-effected net income 69 $0 196 $30 Loss on debt modification & extinguishment - - 51 - Equity-based compensation 3 1 25 4 Acquisition expenses (2) 1 2 7 12 Offering expenses (3) 2 - 5 - Tax adjustment (4) (2) (2) (18) (3) Adjusted net income $73 $1 $266 $43 Three Months Ended Fiscal Year Ended RECONCILIATION OF NON-GAAP MEASURES 19 Adjusted Net Income (1) Core & Main, Inc. is subject to U.S. federal, state and other income taxes with respect to its allocable share of any net taxable income of Core & Main Holdings, LP. The adjustment to the provision for income tax reflects the effective tax rates assuming Core & Main, Inc. owns 100% of Core & Main Holdings, LP. (2) Represents expenses associated with acquisition activities, including transaction costs, post-acquisition employee retention bonuses, severance payments, expense recognition of purchase accounting fair value adjustments (excluding amortization) and contingent consideration adjustments. (3) Represents costs related to the IPO and Secondary Offering reflected in SG&A expenses in our Statement of Operations. (4) Reflects the application of the annual effective tax rate after giving effect to the full exchange and elimination of the above adjustments. The effective tax rate for adjusted net income was 27.0% for the twelve months ended January 30, 2022 and 30.4% for the twelve months ended January 31, 2021. The effective tax rate for adjusted net income for the three months ended January 30, 2022 and January 31, 2021 is the difference between the actual annual effective rate for the twelve months ended and the forecasted annual effective ra te calculated in the prior quarter. ($ in Millions)

© Core & Main All Rights Reserved. Confidential and Proprietary Information. January 30, 2022 January 31, 2021 Senior Term Loan due August 2024 $ - $1,261 Senior Notes due September 2024 - 300 Senior Notes due August 2025 - 750 Senior ABL Credit Facility due July 2026 - - Senior Term Loan due July 2028 1,493 - Total debt 1,493 2,311 Less: cash & cash equivalents (1) (381) Net debt $1,492 $1,930 Adjusted EBITDA $604 $342 Net debt leverage 2.5x 5.6x Fiscal Year Ended RECONCILIATION OF NON-GAAP MEASURES 20 Net Debt Leverage ($ in Millions)